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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                  ___________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              Weeks Realty, L.P.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


               Georgia                                  58-2121388
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

           4497 Park Drive
          Norcross, Georgia                                30093
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  (Address of Principal Executive Offices)              (Zip Code)

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
If this form relates to the registration of a class of    If this form relates to the registration of a
 securities pursuant to Section 12(b) of the              class of securities pursuant to Section 12(g) of
 Exchange Act and is effective upon filing pursuant       the Exchange Act and is effective pursuant to
 to General Instruction A.(c), please check the           General Instruction A.(d), please check the
 following box. /X/                                       following box.  /   /
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Securities Act Registration file number to which this form relates:    333-32755
                                                                       ---------

Securities to be registered pursuant to Section 12(b) of the Act:

                                                     Name of Each Exchange on
         Title of Each Class to                      Which Each Class is to
            be so Registered                                be Registered
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     6 7/8% Notes due March 15, 2005              New York Stock Exchange, Inc.
---------------------------------------       ----------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:


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                                (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered.
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         A description of the 6 7/8% Notes due March 15, 2005 of Weeks Realty,
L.P., a Georgia limited partnership (the "Partnership"), is set forth under "Description of Notes," appearing on pages S-26 through S-31 of the Prospectus Supplement dated March 17, 1998, to the Prospectus dated October 1, 1997, contained in the Partnership's and Weeks Corporation's Registration Statement on Form S-3 (File No. 333-32755), and under "Description of Debt Securities," appearing on pages 12 through 25 of the accompanying Prospectus, which, together with the Prospectus Supplement, will be filed by the Partnership with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which description is incorporated herein by this reference and qualified in its entirety by reference to the Partnership's Note and Indenture, each of which is attached as an exhibit hereto.

Item 2.   Exhibits.
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     As required by the Instruction to Item 2, the following exhibits will be supplied to the New York Stock Exchange, Inc. and are filed herewith:

           1. Specimen 6 7/8% Note due March 15, 2005.

           2. Form of Indenture, by and between the Partnership and State Street Bank and Trust Company, as Trustee.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  WEEKS REALTY, L.P.


                                  By:  WEEKS GP HOLDINGS, INC.,
                                       its sole General Partner


                                  By:  /s/ David P. Stockert
                                     --------------------------------
                                      David P. Stockert
                                      Senior Vice President and
                                      Chief Financial Officer

Dated: March 17, 1998

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                                   Exhibits
                                   --------


Exhibit                                                                    Page
-------                                                                    ----




1.   Specimen 6 7/8% Note due March 15, 2005.

2. Form of Indenture, by and between the Partnership and State Street Bank and Trust Company, as Trustee.

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